PROSPECTUS DECEMBER 1, 1999
--------------------------------------------------

                                 Chase Vista
                                 Select Funds

SELECT
INTERMEDIATE
TAX FREE INCOME
FUND

SELECT TAX FREE
INCOME FUND

SELECT NEW YORK
INTERMEDIATE TAX
FREE INCOME FUND

SELECT
NEW JERSEY
TAX FREE INCOME
FUND

The Securities and
Exchange Commission
has not approved or
disapproved these
securities or determined
if this prospectus
is truthful or complete.
Any representation to the
contrary is a criminal
offense.

[Chase Vista Logo]
Chase Vista Funds [sm]

PSCVST-1-1299


INFORMATION ABOUT THE FUNDS
SELECT INTERMEDIATE TAX FREE INCOME FUND          1
SELECT TAX FREE INCOME FUND                       7
SELECT NEW YORK INTERMEDIATE TAX FREE INCOME
FUND                                             13
SELECT NEW JERSEY TAX FREE INCOME FUND           19

FUND MANAGEMENT
THE INVESTMENT ADVISER                           25
PORTFOLIO MANAGERS                               26

HOW YOUR ACCOUNT WORKS                           27
WHO MAY BUY THESE SHARES                         27
BUYING FUND SHARES                               28
SELLING FUND SHARES                              28
OTHER INFORMATION CONCERNING THE FUNDS           29

DISTRIBUTIONS AND TAXES                          29

WHAT THE TERMS MEAN                              31

FINANCIAL HIGHLIGHTS OF THE FUNDS                32

MORE INFORMATION                         Back cover

CHASE VISTA SELECT INTERMEDIATE TAX FREE INCOME FUND

The Fund's
objective

The Fund seeks
to provide monthly
dividends, which
are excluded from
gross income, and to
protect the value of
your investment by
investing primarily
in municipal
obligations.

Information about the Funds
The Fund's approach


As a fundamental policy, the Fund nor-
mally invests at least 80% of its assets in municipal obligations whose interest payments are:

o excluded from gross income
o excluded from the federal alternative
  minimum tax on individuals


The Fund invests in securities that are
rated as investment grade by Moody's
Investors Service, Inc., Standard &
Poor's Corporation or Fitch Investors
Service Inc. It may also invest in
unrated securities which the advisers
believe are of comparable quality.

The Fund may also invest in deriva-
tives, inverse floaters and interest rate caps, zero coupon securities and for-ward commitments. These instruments may be used to increase the Fund's income or gain. Derivatives, which are financial instruments whose value is based on another security, index or exchange rate, might also be used to hedge various market risks.

The Fund seeks to develop an appro-
priate portfolio by comparing, among
other factors, credit quality, yields and call provisions of different municipal issuers, and examining structural changes along the yield curve in an attempt to maximize investment returns while minimizing risk.

The average dollar-weighted maturity
of the Fund's portfolio will be between
three and 10 years.

CHASE VISTA SELECT INTERMEDIATE TAX FREE INCOME FUND

Under normal market conditions, the Fund reserves the right to invest up to 20% of its total assets in securities that pay interest subject to federal income tax or the federal alternative minimum tax on individuals. To temporarily defend the value of its assets during unusual market conditions, the Fund may exceed this limit.

No more than 25% of total assets may be
invested in any one industry, other than governments and public authorities.

The Fund may invest in money market
funds so that it can easily convert
investments into cash without losing a
significant amount of money in the
process.

The Fund may also invest in municipal
lease obligations. These allow the Fund
to participate in municipal lease
agreements and installment purchase
contracts.

The Fund may invest up to 25% of its
total assets in municipal lease
obligations backed by letters of credit
or guarantees from U.S. and foreign
banks and other foreign institutions.

There may be times when there are not
enough securities available to meet the
Fund's needs. On these occasions, the
Fund may invest in repurchase agreements or Treasury securities that may be subject to federal income tax.

The Fund may change any of its
non-fundamental investment
policies--including its investment
objective--without shareholder approval.[Logo]

FREQUENCY OF TRADING

How frequently the Fund buys
and sells securities
will vary from
year to year, depending on
market conditions.

The main investment risks

All mutual funds carry a certain amount
of risk. You may lose money on your
investment in the Fund. Here are some
specific risks of investing in the
Select Intermediate Tax Free Income
Fund.

The principal value of fixed income
investments tends to fall when
prevailing interest rates rise.

A municipality that gets into financial
trouble could find it difficult to make
interest and principal payments, which
would hurt the Fund's returns and its
ability to preserve capital and
liquidity. A number of issuers have a
recent history of significant financial
difficulties. More than 5% of the Fund's assets may be invested in any one municipality, which could increase this risk.

Under some circumstances, municipal
lease obligations might not pay interest unless the state or municipal legislature authorizes money for that purpose. Some securities, including municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

Normally, the Fund may invest up to 20%
of its total assets in securities whose
interest is subject to the federal
alternative minimum tax. Consult your
tax professional for more information.

Since some municipal obligations may be
secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn.

The Fund may invest in municipal
obligations backed by foreign
institutions. This could carry more risk than securities backed by U.S.
institutions, because of political or

CHASE VISTA SELECT INTERMEDIATE TAX FREE INCOME FUND

economic instability, the imposition of
government controls, or regulations that don't match U.S. standards.

The value of zero coupon securities and
inverse floaters tends to fluctuate
according to interest rate changes
significantly more than the value of
ordinary interest-paying debt
securities. The price of a security with an interest rate cap will change more often and to a greater degree than a municipal security without it.

A forward commitment could lose value if the underlying security falls in value before the settlement date or if the other party fails to meet its obligation to complete the transaction.


Derivatives may be more risky than other types of investments because they may respond more to changes in economic conditions than other types of investments. If they are used for non-hedging purposes, they could cause losses that are significantly more than the Fund's original investment.

The Fund is not diversified. It may
invest a greater percentage of its
assets in a particular issuer or group
of issuers than a diversified fund
would. That makes the value of its
shares more sensitive to economic
problems among those issuing the
securities. In addition, more than 25%
of the Fund's assets may be invested in
securities that rely on similar projects for their income stream. As a result, the Fund could be more susceptible to developments that affect those projects.
[Logo]


Investments in the Fund are not
bank deposits or obligations of, or
guaranteed or endorsed by, The
Chase Manhattan Bank and are
not insured or guaranteed by the
Federal Deposit Insurance Corpora-
tion, Federal Reserve Board or any
other government agency.

The Fund's past performance

This section shows the Fund's performance record. The bar chart shows how the performance of the Fund's shares has varied from year to year. This provides some indication of the risk of investing in the Fund. The table shows the average annual return over the past year and since the Fund was launched. It compares that performance to Lipper Intermediate Municipal Debt Fund Average, a widely recognized benchmark for income funds.

On January 1, 1997, the Fund received the assets of a common trust fund which had been maintained by Chase in a tax-free reorganization. The performance of the Fund before that date is based on the historical performance of that common trust fund. The historical performance of shares of the predecessor common trust fund has been adjusted to reflect the Fund's expense levels (absent reimbursements) that were in place at the time the Fund received the common trust fund assets. For more information, see the Fund's Statement of Additional Information.

The calculations assume that all dividends and distributions are reinvested in the Fund. [Logo]

YEAR-BY-YEAR RETURNS
Past performance does not predict how
this Fund will perform in the future.

[Bar Chart]

1989       10.40%
1990        6.72%
1991       12.20%
1992        8.71%
1993       11.78%
1994       -3.96%
1995       14.39%
1996        3.76%
1997        8.21%
1998        6.56%

[End Bar Chart]

The total return for the Fund from January 1, 1999 to September 30, 1999 was -0.73%.

--------------------------------------
BEST QUARTER                     5.92%
--------------------------------------
                     1st quarter, 1995
--------------------------------------
WORST QUARTER                   -3.52%
--------------------------------------
                     1st quarter, 1994

AVERAGE ANNUAL TOTAL RETURNS
For the periods ending December 31, 1998

                                     PAST 1 YEAR   PAST 5 YEARS   PAST 10 YEARS
-------------------------------------------------------------------------------
SELECT INTERMEDIATE TAX FREE
INCOME FUND                          6.56%         5.62%          7.75%
-------------------------------------------------------------------------------
LIPPER INTERMEDIATE MUNICIPAL
DEBT FUND AVERAGE                    5.42%         5.24%          6.94%
-------------------------------------------------------------------------------

CHASE VISTA SELECT INTERMEDIATE TAX FREE INCOME FUND

Fees and expenses


This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT):

-------------------------------------------------------------------------------
NONE
-------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)*

INVESTMENT        DISTRIBUTION         OTHER            TOTAL FUND FEES
ADVISORY FEE      (12b-1) FEES         EXPENSES         AND EXPENSES
-------------------------------------------------------------------------------
0.30%             NONE                 0.45%#           0.75%#
-------------------------------------------------------------------------------

*The table is based on expenses incurred in the most recent fiscal year. #Restated from most recent fiscal year to reflect current expense arrangements.

EXAMPLE This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. This example assumes:


o you invest $10,000
o you sell all your shares at the end of the period
o your investment has a 5% return each year, and
o the Fund's operating expenses remain the same as shown above.


            1 YEAR   3 YEARS   5 YEARS    10 YEARS
-------------------------------------------------------------------------------
            $ 77     $240      $417       $ 930
-------------------------------------------------------------------------------

CHASE VISTA SELECT TAX FREE INCOME FUND

The Fund's
objective
The Fund seeks to
provide monthly
dividends that are
excluded from gross
income and to
protect the value of
your investment by
investing primarily
in municipal
obligations.

The Funds approach

As a fundamental policy, the Fund
normally invests at least 80% of its
assets in municipal obligations whose
interest payments are:

o excluded from gross income
o excluded from the federal alternative
  minimum tax on individuals

The Fund invests in securities that are
rated as investment grade by Moody's
Investors Service, Inc., Standard &
Poor's Corporation or Fitch Investors
Service Inc. It may also invest in
unrated securities which the advisers
believe are of comparable quality.

The Fund may also invest in derivatives, inverse floaters and interest rate caps, zero coupon securities and forward commitments. These instruments may be used to increase the Fund's income or gain. Derivatives, which are financial instruments whose value is based on another security, index or exchange rate, might also be used to hedge various market risks.

The Fund seeks to develop an appropriate portfolio by comparing, among other factors, credit quality, yields and call provisions of different municipal issuers, and examining structural changes along the yield curve in an attempt to maximize investment returns while minimizing risk.

There is no restriction on the maturity
of the Fund's portfolio or on any
individual security in the portfolio.

Under normal market conditions, the Fund reserves the right to invest up to

CHASE VISTA SELECT TAX FREE INCOME FUND

20% of its total assets in securities
that pay interest subject to federal
income tax or the federal alternative
minimum tax on individu- als. To
temporarily defend the value of its
assets during unusual market conditions, the Fund may exceed this limit.

No more than 25% of total assets may be
invested in any one industry, other than governments and public authorities.

The Fund may invest in money market
funds so that it can easily convert
investments into cash without losing a
significant amount of money in the
process.

The Fund may also invest in municipal
lease obligations. These allow the Fund
to participate in municipal lease
agreements and installment purchase
contracts.

The Fund may invest up to 25% of its
total assets in municipal lease
obligations backed by letters of credit
or guarantees from U.S. and foreign
banks and other foreign institutions.

There may be times when there are not
enough securities available to meet the
Fund's needs. On these occasions, the
Fund may invest in repurchase agreements or Treasury securities that may be subject to federal income tax.

The Fund may change any of its
non-fundamental investment
policies--including its investment
objective--without shareholder approval.
[Logo]

FREQUENCY OF TRADING
How frequently the Fund buys
and sells securities will vary
from year to year, depending
on market conditions.

The main investment risks

All mutual funds carry a certain amount
of risk. You may lose money on your
investment in the Fund. Here are some
specific risks of investing in the
Select Tax Free Income Fund.

The principal value of fixed income
investments tends to fall when
prevailing interest rates rise.

A municipality that gets into financial
trouble could find it difficult to make
interest and principal payments, which
would hurt the Fund's returns and its
ability to preserve capital and
liquidity. A number of issuers have a
recent history of significant financial
difficulties. More than 5% of the Fund's assets may be invested in any one municipality, which could increase this risk.

Under some circumstances, municipal
lease obligations might not pay interest unless the state or municipal legislature authorizes money for that purpose. Some securities, including municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

Normally, the Fund may invest up to 20%
of its total assets in securities whose
interest is subject to the federal
alternative minimum tax. Consult your
tax professional for more information.

Since some municipal obligations may be
secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn.

The Fund may invest in municipal
obligations backed by foreign
institutions. This could carry more risk than securities backed by U.S.
institutions, because of political or

CHASE VISTA SELECT TAX FREE INCOME FUND

economic instability, the imposition of
government controls, or regulations that don't match U.S. standards.

The value of zero coupon securities and
inverse floaters tends to fluctuate
according to interest rate changes
significantly more than the value of
ordinary interest-paying debt
securities. The price of a security with an interest rate cap will change more often and to a greater degree than a municipal security without it.

A forward commitment could lose value if the underlying security falls in value before the settlement date or if the other party fails to meet its obligation to complete the transaction.


Derivatives may be more risky than other types of investments because they may respond more to changes in economic conditions than other types of investments. If they are used for non-hedging purposes, they could cause losses that are significantly more than the Fund's original investment.


The Fund is not diversified. It may
invest a greater percentage of its
assets in a particular issuer or group
of issuers than a diversified fund
would. That makes the value of its
shares more sensitive to economic
problems among those issuing the
securities. In addition, more than 25%
of the Fund's assets may be invested in
securities that rely on similar projects for their income stream. As a result, the Fund could be more susceptible to developments that affect those projects.[Logo]

Investments in the Fund are not
bank deposits or obligations of,
or guaranteed or endorsed by,
The Chase Manhattan Bank and
are not insured or guaranteed
by the Federal Deposit Insurance
Corporation, Federal Reserve
Board or any other government
agency.

The Fund's past performance


This section shows the Fund's performance record. The bar chart shows how the performance of the Fund's shares has varied from year to year. This provides some indication of the risk of investing in the Fund. The table shows the average annual return over the past year and since the Fund was launched. It compares that performance to Lipper General Municipal Debt Fund Average, a widely recognized benchmark for income funds.

On January 1, 1997, the Fund received the assets of a common trust fund which had been maintained by Chase in a tax-free reorganization. The performance of the Fund before that date is based on the historical performance of that common trust fund. The historical performance of shares of the predecessor common trust fund has been adjusted to reflect the Fund's expense levels (absent reimbursements) that were in place at the time the Fund received the common trust fund assets. For more information, see the Fund's Statement of Additional Information.

The calculations assume that all dividends and distributions are reinvested in the Fund. [logo]


YEAR-BY-YEAR RETURNS

Past performance does not predict how
this Fund will perform in the future.

[Bar Chart]

1989        9.40%
1990        7.36%
1991       11.48%
1992        9.13%
1993       11.32%
1994       -3.88%
1995       14.44%
1996        4.09%
1997        9.11%
1998        6.49%

[End Bar Chart]


The total return for the Fund from January 1, 1999 to September 30, 1999 was -2.46%.

----------------------------------------
BEST QUARTER                       5.72%
----------------------------------------
                       1st quarter, 1995
----------------------------------------
WORST QUARTER                     -3.29%
----------------------------------------
                       1st quarter, 1994
----------------------------------------

CHASE VISTA SELECT TAX FREE INCOME FUND

AVERAGE ANNUAL TOTAL RETURNS
For the periods ending December 31, 1998:


                                    PAST 1 YEAR    PAST 5 YEARS   PAST 10 YEARS
-------------------------------------------------------------------------------
SELECT TAX FREE INCOME FUND         6.49%          5.87%          7.78%
-------------------------------------------------------------------------------
LIPPER GENERAL MUNICIPAL DEBT
FUND AVERAGE                        5.33%          5.44%          7.68%
-------------------------------------------------------------------------------


Fees and expenses

This table describes the fees that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT):

-------------------------------------------------------------------------------
NONE
-------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
FROM FUND ASSETS)*

INVESTMENT       DISTRIBUTION     OTHER            TOTAL FUND FEES
ADVISORY FEE     (12b-1) FEES     EXPENSES         AND EXPENSES
-------------------------------------------------------------------------------
0.30%            NONE             0.45%#           0.75%#
-------------------------------------------------------------------------------

*The table is based on expenses incurred in the most recent fiscal year. #Restated from most recent fiscal year to reflect current expense arrangements.

EXAMPLE This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:


o you invest $10,000
o you sell all your shares at the end of the period
o your investment has a 5% return each year, and
o the Fund's operating expenses remain the same as shown above.


         1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------------------------------------------------
         $77      $240      $417      $930
-------------------------------------------------------------------------------

CHASE VISTA SELECT NEW YORK INTERMEDIATE TAX FREE INCOME FUND

The Fund's
objective

The Fund seeks to
provide monthly
dividends that are
excluded from gross
income and are
exempt from
New York State
and New York City
personal income
taxes. It also seeks to
protect the value of
your investment.


The Fund's approach

As a fundamental policy, the Fund
normally invests at least 80% of its
assets in New York municipal obligations whose interest payments are:

o excluded from gross income and
  exempt from New York State and
  New York City income taxes

o excluded from the federal alternative
  minimum tax on individuals


New York municipal obligations are those issued by New York State, its political subsidiaries, as well as Puerto Rico, other U.S. territories and their political subdivisions.

The Fund invests in securities that are
rated as investment grade by Moody's
Investors Service, Inc., Standard &
Poor's Corporation or Fitch Investors
Service Inc. It may also invest in
unrated securities which the advisers
believe are of comparable quality.

The Fund may also invest in derivatives, inverse floaters and interest rate caps, zero coupon securities and forward commitments. These instruments may be used to increase the Fund's income or gain. Derivatives, which are financial instruments whose value is based on another security, index or exchange rate, might also be used to hedge various market risks.

The Fund seeks to develop an appropriate portfolio by comparing, among other factors, credit quality, yields and call provisions of different municipal issuers, and examining structural changes along the yield curve in an

CHASE VISTA SELECT NEW YORK INTERMEDIATE TAX FREE INCOME FUND


attempt to maximize investment returns
while minimizing risk.

The average dollar-weighted maturity of
the Fund's portfolio will be between
three and 10 years.

Under normal market conditions, the Fund reserves the right to invest up to 20% of its total assets in securities that pay interest subject to federal income tax, the federal alternative minimum tax on individuals or New York State and New
York City personal income taxes. To
temporarily defend the value of its
assets during unusual market conditions, the Fund may exceed this limit.

No more than 25% of total assets may be
invested in any one industry, other than governments and public authorities.

The Fund may invest in money market
funds so that it can easily convert
investments into cash without losing a
significant amount of money in the
process.

The Fund may also invest in municipal
lease obligations. These allow the Fund
to participate in municipal lease
agreements and installment purchase
contracts.

The Fund may invest up to 25% of its
total assets in municipal lease
obligations backed by letters of credit
or guarantees from U.S. and foreign
banks and other foreign institutions.

There may be times when there are not
enough securities available to meet the
Fund's needs. On these occasions, the
Fund may invest in repurchase agreements or Treasury securities that may be subject to federal income tax.

The Fund may change any of its
non-fundamental investment
policies--including its investment
objective--without shareholder
approval.[Logo]

FREQUENCY OF TRADING

How frequently the Fund buys
and sells securities will vary
from year to year, depending
on market conditions.

The main investment risks

All mutual funds carry a certain amount
of risk. You may lose money on your
investment in the Fund. Here are some
specific risks of investing in the
Select New York Intermediate Tax Free
Income Fund.

The principal value of fixed income
investments tends to fall when
prevailing interest rates rise.

The Fund invests primarily in New York
State and its municipalities and public
authorities. A number of municipal
issuers, including the State of New York and New York City, have a history of financial problems. If the state, or any of the local government bodies, gets into financial trouble, it could have trouble paying interest and principal.
This would hurt the Fund's returns and
its ability to preserve capital and
liquidity. If more than 5% of the Fund's assets are invested in any one municipality, this risk could increase.

Under some circumstances, municipal
lease obligations might not pay interest unless the state or municipal legislature authorizes money for that purpose. Some securities, including municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

Normally, the Fund may invest up to 20%
of its total assets in securities whose
interest is subject to the federal
alternative minimum tax. Consult your
tax professional for more information.

Since some municipal obligations may be
secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn.

CHASE VISTA SELECT NEW YORK INTERMEDIATE TAX FREE INCOME FUND

The Fund may invest in municipal
obligations backed by foreign
institutions. This could carry more risk than securities backed by U.S.
institutions, because of political or
economic instability, the imposition of
government controls, or regulations that don't match U.S. standards.

The value of zero coupon securities,
inverse floaters and interest rate caps
tends to fluctuate according to interest rate changes significantly more than the value of ordinary interest-paying debt securities. The price of a security with an interest rate cap will be more volatile than a municipal security without one.

A forward commitment could lose value if the underlying security falls in value before the settlement date or if the other party fails to meet its obligation to complete the transaction.


Derivatives may be more risky than other types of investments because they may respond more to changes in economic conditions than other types of investments. If they are used for non-hedging purposes, they could cause losses that are significantly more than the Fund's original investment.


The Fund is not diversified. It may
invest a greater percentage of its
assets in a particular issuer or group
of issuers than a diversified fund
would. That makes the value of its
shares more sensitive to economic
problems among those issuing the
securities. In addition, more than 25%
of the Fund's assets Investments in the
Fund are not may be invested in
securities that rely on bank deposits or obligations of, similar projects for their income stream. As or guaranteed or endorsed by, a result, the Fund could be more susceptible The Chase Manhattan
Bank and to developments that affect
those projects.[Logo]

Investments in the Fund are not
bank deposits or obligations of,
or guaranteed or endorsed by,
The Chase Manhattan Bank and
are not insured or guaranteed
by the Federal Deposit Insurance
Corporation, Federal Reserve
Board or any other government
agency.

The Fund's past performance


This section shows the Fund's performance record. The bar chart shows how the performance of the Fund's shares has varied from year to year. This provides some indication of the risk of investing in the Fund. The table shows the average annual return over the past year and since the Fund was launched. It compares that performance to Lipper New York Intermediate Municipal Debt Fund Average, a widely recognized benchmark for income funds.

On January 1, 1997, the Fund received the assets of a common trust fund which had been maintained by Chase in a tax-free reorganization. The performance of the Fund before that date is based on the historical performance of that common trust fund. The historical performance of shares of the predecessor common trust fund has been adjusted to reflect the Fund's expense levels (absent reimbursements) that were in place at the time the Fund received the common trust fund assets. For more information, see the Fund's Statement of Additional Information.

The calculations assume that all dividends and distributions are reinvested in the Fund.[Logo]

YEAR-BY-YEAR RETURNS

Past performance does not predict how
this Fund will perform in the future.

[Bar Chart]

1989       12.38%
1990        5.44%
1991       11.82%
1992        9.08%
1993       11.28%
1994       -5.81%
1995       15.42%
1996        3.06%
1997        8.46%
1998        6.45%

[End Bar Chart]


The total return for the Fund from January 1, 1999 to September 30, 1999 was -1.30%.

BEST QUARTER                     6.98%
--------------------------------------
                     2nd quarter, 1989
--------------------------------------
WORST QUARTER                   -4.27%
--------------------------------------
                     1st quarter, 1994

CHASE VISTA SELECT NEW YORK INTERMEDIATE TAX FREE INCOME FUND

AVERAGE ANNUAL TOTAL RETURNS
For the periods ending December 31, 1998


                                     PAST 1 YEAR    PAST 5 YEARS   PAST 10 YEARS
-------------------------------------------------------------------------------
 SELECT NEW YORK INTERMEDIATE
 TAX FUND                            6.45%          5.28%          7.60%
-------------------------------------------------------------------------------
 LIPPER NEW YORK INTERMEDIATE
 MUNICIPAL DEBT FUND AVERAGE         5.63%          4.86%          6.88%
-------------------------------------------------------------------------------

Fees and expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT):

-------------------------------------------------------------------------------
NONE
-------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)*

INVESTMENT        DISTRIBUTION     OTHER            TOTAL FUND FEES
ADVISORY FEE      (12b-1) FEES     EXPENSES         AND EXPENSES
-------------------------------------------------------------------------------
 0.30%            NONE             0.48%#           0.78%#
-------------------------------------------------------------------------------

*The table is based on expenses incurred in the most recent fiscal year. #Restated from most recent fiscal year to reflect current expense arrangements.

The actual other expenses are currently estimated at 0.45% and the total fees and expenses are not expected to exceed 0.75%. That's because The Chase Manhattan Bank (Chase) and some of the Fund's other service providers have volunteered not to collect a portion of their fees and to reimburse others. Chase and these other service providers may end this arrangement at any time.

EXAMPLE This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

o you invest $10,000
o you sell all your shares at the end of the period
o your investment has a 5% return each year, and
o the Fund's operating expenses are not waived and remain the same as shown above.

          1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------------------------------------------------
          $ 80     $ 249     $ 433     $ 966
-------------------------------------------------------------------------------

CHASE VISTA SELECT NEW JERSEY TAX FREE INCOME FUND

The Fund's objective

The Fund seeks to
provide monthly
dividends that are
excluded from gross
income and are
exempt from the
New Jersey gross
income tax, that
state's personal
income tax.

The Fund's approach


As a fundamental policy, the Fund
normally invests at least 80% of its
assets in New Jersey municipal
obligations whose interest payments are:

o excluded from gross income and
  exempt from New Jersey income taxes

o excluded from the federal alternative
  minimum tax on individuals


New Jersey municipal obligations are
those issued by the State of New Jersey, its political subsidiaries, as well as Puerto Rico, other U.S. territories and their political subdivisions.

The Fund invests in securities that are
rated as investment grade by Moody's
Investors Service, Inc., Standard &
Poor's Corporation or Fitch Investors
Service Inc. It may also invest in
unrated securities which the advisers
believe are of comparable quality.

The Fund may also invest in derivatives, inverse floaters and interest rate caps, zero coupon securities and forward commitments. These instruments may be used to increase the Fund's income or gain. Derivatives, which are financial instruments whose value is based on another security, index or exchange rate, might also be used to hedge various market risks.

The Fund seeks to develop an appropriate portfolio by comparing, among other factors, credit quality, yields and call provisions of different municipal issuers, and examining structural changes along the yield curve in an attempt to maximize investment returns while minimizing risk.

CHASE VISTA SELECT NEW JERSEY TAX FREE INCOME FUND

There is no restriction on the maturity
of the Fund's portfolio or on any
individual security in the portfolio.

Under normal market conditions, the Fund reserves the right to invest up to 20% of its total assets in securities that pay interest subject to federal income tax, the federal alternative minimum tax on individuals or New Jersey personal income taxes. To temporarily defend the value of its assets during unusual market conditions, the Fund may exceed this limit.

No more than 25% of total assets may be
invested in any one industry, other than governments and public authorities.

The Fund may invest in money market
funds so that it can easily convert
investments into cash without losing a
significant amount of money in the
process.

The Fund may also invest in municipal
lease obligations. These allow the Fund
to participate in municipal lease
agreements and installment purchase
contracts.

The Fund may invest up to 25% of its
total assets in municipal lease
obligations backed by letters of credit
or guarantees from U.S. and foreign
banks and other foreign institutions.

There may be times when there are not
enough securities available to meet the
Fund's needs. On these occasions, the
Fund may invest in repurchase agreements or Treasury securities that may be subject to federal income tax.

The Fund may change any of its
non-fundamental investment
policies--including its investment
objective--without shareholder
approval.[Logo]

FREQUENCY OF TRADING

How frequently the Fund buys
and sells securities will vary
from year to year, depending
on market conditions.

The main investment risks

All mutual funds carry a certain amount
of risk. You may lose money on your
investment in the Fund. Here are some
specific risks of investing in the
Select New Jersey Tax Free Income Fund.

The principal value of fixed income
investments tends to fall when
prevailing interest rates rise.

The Fund invests primarily in the State
of New Jersey and its municipalities and public authorities. If the state, or any of the local government bodies, gets into financial trouble, it could have trouble paying interest and principal.
This would hurt the Fund's returns and
its ability to preserve capital and
liquidity. If more than 5% of the Fund's assets are invested in any one municipality, this risk could increase.

Under some circumstances, municipal
lease obligations might not pay interest unless the state or municipal legislature authorizes money for that purpose. Some securities, including municipal lease obligations, carry additional risks. For example, they may be difficult to trade or interest payments may be tied only to a specific stream of revenue.

Normally, the Fund may invest up to 20%
of its total assets in securities whose
interest is subject to the federal
alternative minimum tax. Consult your
tax professional for more information.

Since some municipal obligations may be
secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn.

The Fund may invest in municipal obligations backed by foreign institutions. This could carry more risk than securities backed by

Investments in the Fund are not
bank deposits or obligations of,
or guaranteed or endorsed by,
The Chase Manhattan Bank and
are not insured or guaranteed
by the Federal Deposit Insurance
Corporation, Federal Reserve
Board or any other government
agency.

CHASE VISTA SELECT NEW JERSEY TAX FREE INCOME FUND

U.S. institutions, because of political
or economic instability, the imposition
of government controls, or regulations
that don't match U.S. standards.

The value of zero coupon securities,
inverse floaters and interest rate caps
tends to fluctuate according to interest rate charges significantly more than the value of ordinary interest-paying debt securities. The price of a security with an interest rate cap will be more volatile than a municipal security without one.

A forward commitment could lose value if the underlying security falls in value before the settlement date or if the other party fails to meet its obligation to complete the transaction.


Derivatives may be more risky than other types of investments because they may respond more to changes in economic conditions than other types of investments. If they are used for non-hedging purposes, they could cause losses that are significantly more than the Fund's original investment.


The Fund is not diversified. It may
invest a greater percentage of its
assets in a particular issuer or group
of issuers than a diversified fund
would. That makes the value of its
shares more sensitive to economic
problems among those issuing the
securities. In addition, more than 25%
of the Fund's assets may be invested in
securities that rely on similar projects for their income stream. As a result, the Fund could be more susceptible to developments that affect those projects.[Logo]

The Fund's past performance


This section shows the Fund's performance record. The bar chart shows how the performance of the Fund's shares has varied from year to year. This provides some indication of the risk of investing in the Fund. The table shows the average annual return over the past year and since the Fund was launched. It compares that performance to Lipper New Jersey Municipal Debt Fund Average, a widely recognized benchmark for income funds.

On January 1, 1997, the Fund received the assets of a common trust fund which had been maintained by Chase in a tax-free reorganization. The performance of the Fund before that date is based on the historical performance of that common trust fund. The historical performance of shares of the predecessor common trust fund has been adjusted to reflect the Fund's expense levels (absent reimbursements) that were in place at the time the Fund received the common trust fund assets. For more information, see the Fund's Statement of Additional Information.

The calculations assume that all dividends and distributions are reinvested in the Fund.


YEAR-BY-YEAR RETURNS

Past performance does not predict how
this Fund will perform in the future.

[Bar Chart]

1991       10.05%
1992        6.70%
1993        9.98%
1994       -2.38%
1995       11.72%
1996        3.16%
1997        7.66%
1998        6.20%

[End Bar Chart]


The total return for the Fund from January 1, 1999 to September 30, 1999 was -1.48%.

BEST QUARTER                     4.70%
--------------------------------------
                     1st quarter, 1995
--------------------------------------
WORST QUARTER                   -2.60%
--------------------------------------
                     1st quarter, 1994

CHASE VISTA SELECT NEW JERSEY TAX FREE INCOME FUND


AVERAGE ANNUAL TOTAL RETURNS
For the periods ending December 31, 1998

                               PAST 1 YEAR   PAST 5 YEARS      SINCE INCEPTION (5/1/90)
---------------------------------------------------------------------------------------
 SELECT NEW JERSEY TAX
 FREE INCOME FUND              6.20%         5.16%              6.70%
-------------------------------------------------------------------------------
 LIPPER NEW JERSEY MUNICIPAL
 DEBT FUND AVERAGE             5.61%         5.24%              7.71%
-------------------------------------------------------------------------------


Fees and expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT):

-------------------------------------------------------------------------------
NONE
-------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)*

INVESTMENT         DISTRIBUTION         OTHER            TOTAL FUND FEES
ADVISORY FEE       (12b-1) FEES         EXPENSES         AND EXPENSES
-------------------------------------------------------------------------------
0.30%              NONE                 0.59%#           0.89%#
-------------------------------------------------------------------------------

*The table is based on expenses incurred in the most recent fiscal year. #Restated from most recent fiscal year to reflect current expense arrangements.

The actual other expenses are currently estimated at 0.45% and the total fees and expenses are not expected to exceed 0.75%. That's because The Chase Manhattan Bank (Chase) and some of the Fund's other service providers have volunteered not to collect a portion of their fees and to reimburse others. Chase and these other service providers may end this arrangement at any time.

EXAMPLE This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

o you invest $10,000
o you sell all your shares at the end of the period
o your investment has a 5% return each year, and
o the Fund's operating expenses are not waived and remain the same as shown above.

        1 YEAR    3 YEARS     5 YEARS     10 YEARS
-------------------------------------------------------------------------------
        $ 91      $ 284       $ 493       $ 1,096
-------------------------------------------------------------------------------

THE INVESTMENT ADVISER

The Chase Manhattan Bank (Chase) is the
investment adviser to each Fund. Chase
is a wholly owned subsidiary of The
Chase Manhattan Corporation (CMC), a
bank holding company. Chase and its
predecessors have more than a century of money management experience.

Chase is entitled to receive an advisory fee at the annual rate of 0.30% of the average daily net assets of each Fund.

Chase Asset Management, Inc. is the
sub-adviser to the Funds. Chase Asset
Management is a wholly owned subsidiary
of Chase. Chase Asset Management makes
the day-to-day investment decisions for
each Fund.

THE INVESTMENT ADVISER

Portfolio Managers

TAX FREE INCOME FUND

Pamela Hunter, managing Director and
Head of Tax Exempt Investments at Chase, is responsible for day-to-day management of the Select Tax Free Income Fund. Ms.
Hunter manages the team that provides
tax exempt strategy, research and
portfolio management. She has been
employed at Chase and its predecessors
since 1980.

NEW YORK INTERMEDIATE TAX FREE INCOME FUND
AND NEW JERSEY TAX FREE INCOME FUND

Ms. Hunter and Richard Taormina are
responsible for the day-to-day
management of these two Funds. Mr.
Taormina is a Municipal Portfolio
Manager and Analyst at Chase. He joined
the company in October 1997. Before
joining Chase, he was a Senior Municipal
Bond Trader at The Vanguard Group of
Investment Companies, beginning in 1990.

INTERMEDIATE TAX FREE INCOME FUND

Ms. Hunter and Carolyn J. Gill are
responsible for the day-to-day
management of the Select Intermediate
Tax Free Income Fund. Ms. Gill is a Vice
President and Senior Portfolio Manager
at Chase. She has been employed at Chase and its predecessors since 1986.[Logo]

HOW YOUR ACCOUNT WORKS

Who may buy these shares

Only qualified investors may buy shares.
Qualified Fund investors are trusts,
fiduciary accounts and investment
management clients of Chase, other
financial institutions or their
affiliates. The financial institution
must have an agreement with the Funds to buy and sell shares.

Financial institutions may set other
eligibility requirements, including
minimum investments. They must maintain
at least $5 million in an account with
one or more Chase Vista Select Funds on
behalf of their clients. If you are no
longer a qualified investor, your
financial institution may redeem your
shares or allow you to keep holding your shares through a separate account. If you hold Fund shares through a separate account, you may incur additional fees.
The Funds may refuse to sell Fund shares to any institution.

HOW YOUR ACCOUNT WORKS

Buying Fund shares

Through your financial institution Tell
Chase or your financial institution
which Funds you want to buy. Your
financial institution is responsible for forwarding orders in a timely manner.
Your financial institution may impose
different minimum investments and
earlier deadlines to buy shares.

The price of the shares is based on the
net asset value per share (NAV). NAV is
the value of everything a Fund owns,
minus everything it owes, divided by the number of shares held by investors. If the account administrator at your financial institution receives your order in proper form before the New York
Stock Exchange closes regular trading
(or the institution's earlier deadline,
if any) and the order, along with
payment in federal funds, is received by the Funds before they close for business, your order will be confirmed at that day's net asset value. Each Fund calculates its NAV once each day at the close of regular trading on the New York
Stock Exchange (normally 4 p.m. Eastern
time.) Each fund generally values its
assets at their market value but may use fair value if market prices are unavailable.

You can buy shares on any business day
that the Federal Reserve Bank of New
York and the New York Stock Exchange are open.

You must provide a Social Security
Number or Taxpayer Identification Number when you open an account. Each Fund has the right to refuse any purchase order or to stop offering shares for sale at any time.

The Fund will not issue certificates for shares.

Selling Fund shares

Through your financial institution Tell
your financial institution which Funds
you want to sell. You must supply the
names of the registered shareholders on
your account and your account number.
Your financial institution is
responsible for sending the Funds all
necessary documents and may charge you
for this service.

You can sell some or all of your shares
on any day the Chase Vista Select Funds
Service Center is accepting purchase
orders. You'll receive the next NAV
calculated after the Chase Vista Funds
Service Center receives your order in
proper form from your financial
institution. If the Fund receives your
order before the New York Stock Exchange closes regular trading, you will receive that day's net asset value.

The Funds generally send proceeds of the sale in federal funds to your financial institution on the business day after the Fund receives your request in proper form.

Under unusual circumstances, the Funds
may stop accepting orders to sell shares or postpone payment for more than seven days, as federal securities laws permit.

Other information concerning the Funds

You may authorize your financial
institution to act on redemption and
transfer instructions received by phone.
If someone trades on your account by
phone, your financial institution has a
responsibility to take all reasonable
precautions to confirm that the
instructions are genuine. If your
financial institution fails to use such
reasonable precautions, it may be liable for any losses due to unauthorized or fraudulent instructions. Investors agree, however, that they will not hold the Funds or their financial institution or any of their agents liable for any losses or expenses arising from any sales request, if reasonable precautions are taken.

Your financial institution may offer
other services. These could include
special procedures for buying and
selling Fund shares, such as
pre-authorized or systematic buying and
selling plans. Each financial
institution may establish its own terms
and conditions for these services.

Chase and its affiliates and the Funds
and their affiliates, agents and
subagents may share information about
shareholders and their accounts with
each other and with others unless this
sharing is prohibited by contract. This
information can be used for a variety of purposes, including offering investment and insurance products to shareholders.

Vista Fund Distributors, Inc. (VFD), a
subsidiary of The BISYS Group, Inc., is
the Funds' distributor. VFD is
unaffiliated with Chase.

Distributions and taxes

Each Fund can earn income and it can
realize capital gain. The Funds deduct
any expenses then pay out these earnings to shareholders as distributions.

The Funds declare dividends daily and
distribute any net investment income
(other than short-term capital gains) at least monthly. Each Fund distributes net capital gain at least annually. You have three options for your distributions.
You may: reinvest all of them in
additional Fund shares without a sales
charge; take distributions of net
investment income in cash or as a
deposit in a pre-assigned bank account
and reinvest distributions of net
capital gain in additional shares; or
take all distributions in cash or as a
deposit in a pre-assigned bank account.

If your financial institution does not
offer distribution reinvestment or if
you don't select an option when you open your account, we'll pay all distributions in cash. The taxation of dividends won't be affected by the form in which you receive them.

Dividends of net investment income are
usually taxable as ordinary income at
the federal, state and local levels.
Dividends of tax-exempt interest income
are not subject to federal income taxes, but will generally be subject to state and local taxes. However, for the New
York Intermediate Tax Free Income Fund,
New York residents will not have to pay
New York State or New York City personal income taxes on tax-

HOW YOUR ACCOUNT WORKS

exempt income from New York municipal
obligations. Similarly, for the New
Jersey Tax Free Income Fund, New Jersey
residents will not have to pay New
Jersey personal income taxes on
tax-exempt income from New Jersey
municipal obligations. The state or
municipality where you live my not
charge you state or local taxes on
tax-exempt interest earned on certain
bonds. Dividends earned on bonds issued
by the U.S. government and its agencies
may also be exempt from some types of
state and local taxes.

If you receive distributions of net
capital gain, the tax rate will be based on how long the Fund held a particular asset, not on how long you have owned your shares. If you buy shares just before a distribution, you will pay tax on the entire amount of the taxable distribution you receive, even thought the NAV will be higher on that date because it includes the distribution amount.

Early in each calendar year, each Fund
will send you a notice showing the
amount of distributions you received in
the preceding year and the tax status of those distributions.

The above is a general summary of the
tax implications of investing in the
Funds. Please consult your tax adviser
to see how investing in the Funds will
affect your own tax situation.[Logo]

What the terms mean

DEBT SECURITIES: securities used by
issuers, such as governmental entities
and corporations, to borrow money. The
issuer usually pays a fixed, variable or floating rate of interest and repays the amount borrowed at the maturity date of the security. However, if a borrower issues a zero coupon debt security, it does not make regular interest payments.

DISTRIBUTION FEE: a fee that covers the
cost of the distribution system used to
sell shares to the public.

DOLLAR-WEIGHTED AVERAGE MATURITY: The
average maturity of the Fund is the
average amount of time until the issuers of the debt securities in the Fund's portfolio must pay off the principal amount of the debt. "Dollar weighted" means the larger the dollar value of the debt security in the Fund's portfolio, the more weight it gets in calculating this average.

INVESTMENT ADVISORY FEE: a fee paid to
the investment adviser to manage the
Fund and make decisions about buying and selling the Fund's investments.

OTHER EXPENSES: miscellaneous items,
including transfer agency, custody and
registration fees.

REPURCHASE AGREEMENTS: a type of
short-term investment in which a dealer
sells securities to the Fund and agrees
to buy them back later at a set price.
In effect, the dealer is borrowing the
Fund's money for a short time, using the securities as collateral.

SHAREHOLDER SERVICE FEE: a fee to cover
the cost of paying shareholder-
servicing agents to provide certain
support services for your account.[Logo]

FINANCIAL HIGHLIGHTS


Chase Vista Select Intermediate Tax Free Income Fund

The Financial Highlights table is intended to help you understand the Fund's financial performance for the periods since shares were first offered. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions).

The table set forth below provides selected per share data and ratios for one Share.

This information is supplemented by financial statements including accompanying notes appearing in the Fund's Annual Report to Shareholders for the year ended August 31, 1999, which is incorporated by reference into the SAI. Shareholders may obtain a copy of this annual report by contacting the Fund or their Shareholder Servicing Agent.

The financial statements, which include the financial information set forth below, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is included in the Annual Report to Shareholders.

                                                                 Year Ended
                                                           ---------------------       1/1/97*
                                                                                       Through
                                                           8/31/99       8/31/98       8/31/97
                                                          --------       -------       -------
                                PER SHARE OPERATING PERFORMANCE:
----------------------------------------------------------------------------------------------
Net asset value, beginning of period                        $10.93        $10.85        $10.75
----------------------------------------------------------------------------------------------
 Income from investment operations:
  Net investment income                                       0.52          0.56          0.39
  Net gain or losses in securities
   (both realized and unrealized)                            (0.39)         0.29          0.10
                                                           --------      -------       -------
  Total from investment operations                            0.13          0.85          0.49
                                                           --------      -------       -------
 Less distributions:
  Dividends from net investment income                        0.52          0.56          0.39
  Distributions from capital gains                            0.12          0.21            --
                                                           --------      -------       -------
  Total distributions                                         0.64          0.77          0.39
----------------------------------------------------------------------------------------------
Net asset value, end of period                              $10.42        $10.93        $10.85
----------------------------------------------------------------------------------------------
TOTAL RETURN                                                  1.15%         8.08%        4.58%
----------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
----------------------------------------------------------------------------------------------
Net assets, end of period (millions)                         $ 729      $    717         $ 631
----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets#                      0.03%         0.02%         0.02%
----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets#         4.81%         5.10%        5.40%
----------------------------------------------------------------------------------------------
Ratio of expenses without waivers and assumption of
expenses to average net assets#                               0.50%         0.50%        0.50%
----------------------------------------------------------------------------------------------
Ratio of net investment income without waivers and
assumption of expenses to average net assets#                 4.34%         4.62%        4.92%
----------------------------------------------------------------------------------------------
Portfolio turnover rate                                         62%           71%          60%
----------------------------------------------------------------------------------------------

*Commencement of operations.
#Short periods have been annualized.

Chase Vista Select Tax Free Income Fund

The Financial Highlights table is intended to help you understand the Fund's financial performance for the periods since shares were first offered. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions).

The table set forth below provides selected per share data and ratios for one Share.

This information is supplemented by financial statements including accompanying notes appearing in the Fund's Annual Report to Shareholders for the year ended August 31, 1999, which is incorporated by reference into the SAI. Shareholders may obtain a copy of this annual report by contacting the Fund or their Shareholder Servicing Agent.

The financial statements, which include the financial information set forth below, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is included in the Annual Report to Shareholders.




                                                                 Year Ended
                                                            --------------------      1/1/97*
                                                                                      Through
                                                            8/31/99      8/31/98      8/31/97
                                                            --------     -------     --------
                                PER SHARE OPERATING PERFORMANCE:
---------------------------------------------------------------------------------------------
Net asset value, beginning of period                        $  6.60        $6.45       $ 6.39
---------------------------------------------------------------------------------------------
 Income from investment operations:
  Net investment income                                        0.34         0.35         0.24
  Net gain or losses in securities
   (both realized and unrealized)                             (0.37)        0.21         0.06
                                                            -------        ------       -----
  Total from investment operations                            (0.03)        0.56         0.30
                                                            -------        ------       -----
 Less distributions:
  Dividends from net investment income                         0.34         0.35         0.24
  Distributions from capital gains                             0.04         0.06           --
                                                            -------        ------       -----
  Total distributions                                          0.38         0.41         0.24
---------------------------------------------------------------------------------------------
Net asset value, end of period                              $  6.19        $6.60       $ 6.45
---------------------------------------------------------------------------------------------
TOTAL RETURN                                                 (0.63%)        8.99%       4.86%
---------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
---------------------------------------------------------------------------------------------
Net assets, end of period (millions)                        $   744        $ 761       $  677
---------------------------------------------------------------------------------------------
Ratio of expenses to average net assets#                      0.03%        0.02%        0.02%
---------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets#         5.25%        5.39%        5.73%
---------------------------------------------------------------------------------------------
Ratio of expenses without waivers and assumption of
expenses to average net assets#                               0.50%        0.50%        0.49%
---------------------------------------------------------------------------------------------
Ratio of net investment income without waivers and
assumption of expenses to average net assets#                 4.78%        4.91%        5.26%
---------------------------------------------------------------------------------------------
Portfolio turnover rate                                         39%          47%          48%
---------------------------------------------------------------------------------------------

*Commencement of operations.
#Short periods have been annualized.

FINANCIAL HIGHLIGHTS


Chase Vista Select New York Intermediate Tax Free Income Fund

The Financial Highlights table is intended to help you understand the Fund's financial performance for the periods since shares were first offered. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions).

The table set forth below provides selected per share data and ratios for one Share.

This information is supplemented by financial statements including accompanying notes appearing in the Fund's Annual Report to Shareholders for the year ended August 31, 1999, which is incorporated by reference into the SAI. Shareholders may obtain a copy of this annual report by contacting the Fund or their Shareholder Servicing Agent.

The financial statements, which include the financial information set forth below, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is included in the Annual Report to Shareholders.

                                                                Year Ended
                                                          -----------------------    1/1/97*
                                                                                     Through
                                                          8/31/99        8/31/98     8/31/97
                                                          -------        -------     -------
PER SHARE OPERATING PERFORMANCE:
--------------------------------------------------------------------------------------------
Net asset value, beginning of period                       $ 7.29        $ 7.15       $ 7.09
--------------------------------------------------------------------------------------------
 Income from investment operations:
  Net investment income                                      0.35          0.37         0.26
  Net gain or losses in securities
   (both realized and unrealized)                           (0.31)         0.21         0.06
                                                           -------       ------       ------
  Total from investment operations                           0.04          0.58         0.32
                                                           -------       ------       ------
 Less distributions:
  Dividends from net investment income                       0.35          0.37         0.26
  Distributions from capital gains                           0.07          0.07           --
                                                           -------       ------       ------
  Total distributions                                        0.42          0.44         0.26
--------------------------------------------------------------------------------------------
Net asset value, end of period                             $ 6.91        $ 7.29       $ 7.15
--------------------------------------------------------------------------------------------
TOTAL RETURN                                                0.38%         8.37%        4.62%
--------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------------
Net assets, end of period (millions)                        $ 295        $  283       $  235
--------------------------------------------------------------------------------------------
Ratio of expenses to average net assets#                    0.04%         0.03%        0.03%
--------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets#       4.85%         5.08%        5.52%
--------------------------------------------------------------------------------------------
Ratio of expenses without waivers and assumption of
expenses to average net assets#                             0.53%         0.53%        0.53%
--------------------------------------------------------------------------------------------
Ratio of net investment income without waivers and
assumption of expenses to average net assets#               4.36%         4.58%        5.02%
--------------------------------------------------------------------------------------------
Portfolio turnover rate                                       39%           66%          32%
--------------------------------------------------------------------------------------------

*Commencement of operations.
#Short periods have been annualized.

Chase Vista Select New Jersey Tax Free Income Fund

The Financial Highlights table is intended to help you understand the Fund's financial performance for the periods since shares were first offered. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions).

The table set forth below provides selected per share data and ratios for one Share.

This information is supplemented by financial statements including accompanying notes appearing in the Fund's Annual Report to Shareholders for the year ended August 31, 1999, which is incorporated by reference into the SAI. Shareholders may obtain a copy of this annual report by contacting the Fund or their Shareholder Servicing Agent.

The financial statements, which include the financial information set forth below, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is included in the Annual Report to Shareholders.

                                                                 Year Ended
                                                            --------------------      1/1/97*
                                                                                      Through
                                                            8/31/99      8/31/98      8/31/97
                                                            -------      -------     ---------
PER SHARE OPERATING PERFORMANCE:
----------------------------------------------------------------------------------------------
Net asset value, beginning of period                        $10.24        $10.04       $  9.99
----------------------------------------------------------------------------------------------
 Income from investment operations:
  Net investment income                                       0.49          0.52          0.37
  Net gain or losses in securities
   (both realized and unrealized)                            (0.45)         0.24          0.05
                                                           --------      -------       -------
  Total from investment operations                            0.04          0.76          0.42
                                                           --------      -------       -------
 Less distributions:
  Dividends from net investment income                        0.49          0.52          0.37
  Distributions from capital gains                            0.18          0.04            --
                                                           --------      -------       -------
  Total distributions                                         0.67          0.56          0.37
----------------------------------------------------------------------------------------------
Net asset value, end of period                              $ 9.61        $10.24       $ 10.04
----------------------------------------------------------------------------------------------
TOTAL RETURN                                                 0.37%         7.82%        4.20%
----------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
----------------------------------------------------------------------------------------------
Net assets, end of period (millions)                       $    68        $   71       $    64
----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets#                     0.04%         0.02%         0.02%
----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets#        4.94%         5.16%         5.52%
----------------------------------------------------------------------------------------------
Ratio of expenses without waivers and assumption of
expenses to average net assets#                              0.63%         0.63%         0.57%
----------------------------------------------------------------------------------------------
Ratio of net investment income without waivers and
assumption of expenses to average net assets#                4.35%         4.55%         4.97%
----------------------------------------------------------------------------------------------
Portfolio turnover rate                                        24%           60%           14%
----------------------------------------------------------------------------------------------

 *Commencement of operations.
 #Short periods have been annualized.

HOW TO REACH US

More information

You'll find more information about the
Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS

Our annual and semi-annual reports
contain more information about each
Fund's investments and performance. The
annual report also includes details
about the market conditions and
investment strategies that had a
significant effect on each Fund's
performance during the last fiscal year.

STATEMENT OF ADDITIONAL
INFORMATION (SAI)

The SAI contains more detailed
information about the Funds and their
policies. By law, it's considered to be
part of this prospectus.

You can get a free copy of these
documents and other information, or ask
us any questions, by calling us at
1-800-34-VISTA or writing to:

Chase Vista Fund Service Center
P.O. Box 419392
Kansas City, MO 64141-6392

If you buy your shares through The Chase
Manhattan Bank or another institution,
you should contact that institution
directly for more information. You can
also find information on-line at
www.chasevista.com on the Internet.


You can write or e-mail the SEC's Public
Reference Room and ask them to mail you
information about the Funds, including
the SAI. They'll charge you a copying
fee for this service. You can also visit the Public Reference Section and copy the documents while you're there.

Public Reference Section of the SEC
Washington, DC 20549-0102
1-202-942-8090
Email: publicinfo@sec.gov


Reports, a copy of the SAI and other
information about the Funds is also
available on the SEC's website at
http://www.sec.gov.

The Fund's Investment Company Act File
No. is 811-7843

Chase Vista Funds
Fulfillment Center
393 Manley Street
West Bridgewater, MA 02379-1039